UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
March 5, 2018

PETROQUEST ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State of Incorporation) 400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana (Address of principal executive offices)	72-1440714 (I.R.S. Employer Identification No.) 70508 (Zip code)

Commission File Number: 001-32681

Registrant’s telephone number, including area code: (337) 232-7028

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 2.02 Results of Operations and Financial Condition
On March 5, 2018, PetroQuest Energy, Inc. (the "Company") announced a loss for the quarter ended December 31, 2017 of $389,000, or $0.02 per share, compared to fourth quarter 2016 net loss to common stockholders of $9,659,000, or $0.46 per share. For the year ended December 31, 2017, the Company reported a net loss to common stockholders of $11,776,000, or $0.55 per share, compared to net loss to common shareholders of $96,245,000, or $5.24 per share, for the year ended December 31, 2016. The year ended December 31, 2016 included a ceiling test write-down of $40,304,000.
Net cash flow provided by (used in) operating activities for the fourth quarter of 2017 was $8,825,000 as compared to $(4,861,000) for the comparable 2016 period. Discretionary cash flow for the fourth quarter of 2017 was $16,880,000 as compared to $3,591,000 for the comparable 2016 period. Net cash flow provided by (used in) operating activities for the year ended of 2017 was $44,153,000 as compared to $(56,598,000) for the comparable 2016 period. For the year ended December 31, 2017, discretionary cash flow was $51,212,000 compared to $597,000 for 2016. See the attached schedule for a reconciliation of net cash flow provided by operating activities to discretionary cash flow.
Oil and gas sales during the fourth quarter of 2017 were $35,080,000 as compared to $16,429,000 in the fourth quarter of 2016. For the year ended December 31, 2017, oil and gas sales increased 62% to $108,287,000 as compared to $66,667,000 for the year ended December 31, 2016. Production for the year ended December 31, 2017 was 17% higher than 2016. Stated on an Mcfe basis, unit prices received during the fourth quarter and the year ended December 31, 2017 were 16% and 38% higher, respectively, as compared to the prices received during the comparable 2016 periods.
Lease operating expenses during 2017 totaled $33,162,000 as compared to $28,508,000 in 2016. Lease operating expenses for the fourth quarter of 2017 were $1.18 per Mcfe as compared to $1.43 per Mcfe in the fourth quarter of 2016. Lease operating expenses for the year ended December 31, 2017 were $1.20 per Mcfe as compared to $1.21 for the year ended December 31, 2016.
Depreciation, depletion and amortization (“DD&A”) on oil and gas properties for the fourth quarter of 2017 was $1.19 per Mcfe as compared to $1.11 per Mcfe in the fourth quarter of 2016. For the year ended December 31, 2017, DD&A on oil and gas properties decreased to $1.15 per Mcfe from $1.19 per Mcfe for 2016.
Interest expense for the fourth quarter of 2017 was $7,060,000, as compared to $7,522,000 in the fourth quarter of 2016. For the year ended December 31, 2017, interest expense was $28,836,000 compared to $30,019,000 for 2016.
Fourth quarter of 2017 general and administrative expense was $309,000 higher than the comparable 2016 period. For the year ended December 31, 2017, general and administrative expense was $10,180,000 lower than 2016. The decrease in general and administrative expense during the 2017 annual period was primarily the result of the inclusion of costs associated with the Company's two debt exchanges in 2016.
Production taxes for the fourth quarter of 2017 totaled $1,312,000, as compared to $(255,000) in the fourth quarter of 2016. For the year ended December 31, 2017, production taxes were $3,302,000, as compared to $354,000 for 2016. Production taxes during 2016 included $1,292,000 of production tax refunds on certain of our East Texas wells that qualified for a gas tax credit. In addition, the two-year severance tax exemption on our Thunder Bayou well expired in June 2017.

The following table sets forth certain information with respect to the oil and gas operations of the Company for the three and twelve months ended December 31, 2017 and 2016:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Production:
Oil (Bbls)	168,327	124,728	591,558	502,201
Gas (Mcf)	6,392,489	3,146,172	19,610,964	16,616,578
Ngl (Mcfe)	1,184,611	740,163	4,452,817	3,870,947
Total Production (Mcfe)	8,587,062	4,634,703	27,613,129	23,500,731
Daily Production (MMcfe)	93.3	50.4	75.7	64.4
Sales:
Total oil sales	$9,980,269	$5,938,353	$31,258,109	$20,613,964
Total gas sales	20,080,820	8,517,819	60,922,072	37,962,622
Total ngl sales	5,019,200	1,972,424	16,107,068	8,090,292
Total oil and gas sales	$35,080,289	$16,428,596	$108,287,249	$66,666,878
Average sales prices:
Oil (per Bbl)	$59.29	$47.61	$52.84	$41.05
Gas (per Mcf)	3.14	2.71	3.11	2.28
Ngl (per Mcfe)	4.24	2.66	3.62	2.09
Per Mcfe	4.09	3.54	3.92	2.84

The above sales and average sales prices include increases (reductions) to revenue related to the settlement of gas hedges of $1,057,000 and $(232,000) for the three months ended December 31, 2017 and 2016, respectively. The above sales and average sales prices include increases to revenue related to the settlement of gas hedges of $1,461,000 and $1,811,000 for the twelve months ended December 31, 2017 and 2016, respectively.

First Quarter 2018 Guidance

Guidance for
Description	1st Quarter 2018

Production volumes (MMcfe/d)	64 - 68

Percent Gas	76%
Percent Oil	9%
Percent NGL	15%

Expenses:
Lease operating expenses (per Mcfe)	$1.00 - $1.10
Production taxes (per Mcfe)	$0.20 - $0.25
Depreciation, depletion and amortization (per Mcfe)	$1.10 - $1.20
General and administrative (in millions)*	$3.4 - $3.9
Interest expense (in millions)**	$7.3 - $7.5

* Includes non-cash stock compensation estimate of $0.4 million
** Includes PIK interest of approximately $3.0 million

The Company is continuing to evaluate various joint venture structures in connection with planning its 2018 Cotton Valley drilling program. As a result, the Company expects to provide its 2018 capital expenditures guidance in conjunction with its first quarter 2018 earnings press release.

Management’s Comment
“Our fourth quarter 2017 results represent the culmination of a tremendous year as we accomplished numerous corporate goals including nearly doubling our fourth quarter 2016 production rate and growing our proved reserves and PV-10 by 35% and 89%, respectively,” said Charles T. Goodson, Chairman, Chief Executive Officer and President. “In addition, we established a 25,000 gross acre position in an area that we believe will ultimately be determined to be in the core of the Louisiana Austin Chalk oil trend.  Our current plans call for us to spud our initial horizontal Austin Chalk well during the second quarter of 2018 and we are continuing to evaluate various joint venture structures in connection with our 2018 Cotton Valley development plan.”

About the Company
PetroQuest Energy, Inc. is an independent energy company engaged in the exploration, development, acquisition and production of oil and natural gas reserves in Texas and Louisiana. PetroQuest’s common stock trades on the New York Stock Exchange under the ticker PQ.

Forward-Looking Statements
This news release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this news release are forward-looking statements. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, these statements are based upon assumptions and anticipated results that are subject to numerous uncertainties and risks. Actual results may vary significantly from those anticipated due to many factors, including the volatility of oil and natural gas prices; our indebtedness and the significant amount of cash required to service our indebtedness; our estimate of the sufficiency of our existing capital sources, including availability under our multi-draw term loan facility; our ability to fund and execute our Cotton Valley and Austin Chalk development programs as planned; our ability to increase recoveries in the Austin Chalk formation and to increase our overall oil production as planned; our estimates with respect to fracked Austin Chalk wells in Louisiana, including production EURs and costs; our estimates with respect to production, reserve replacement ratio and finding and development costs; our receipt of a cash refund with respect to our offshore bonds and the timing and amount of the same; our responsibility for offshore decommissioning liabilities for offshore interests we no longer own; our ability to hedge future production to reduce our exposure to price volatility in the current commodity pricing market; our ability to find, develop and produce oil and natural gas reserves that are economically recoverable and to replace reserves and sustain and/or increase production; ceiling test write-downs resulting, and that could result in the future, from lower oil and natural gas prices; our ability to raise additional capital to fund cash requirements for future operations; limits on our growth and our ability to finance our operations, fund our capital needs and respond to changing conditions imposed by our multi-draw term loan facility and restrictive debt covenants; approximately 51% of our production being exposed to the additional risk of severe weather, including hurricanes, tropical storms and flooding, and natural disasters; losses and liabilities from uninsured or underinsured drilling and operating activities; changes in laws and governmental regulations as they relate to our operations; the operating hazards attendant to the oil and gas business; the volatility of our stock price; and our ability to meet the continued listing standards of the New York Stock Exchange with respect to our common stock or to cure any deficiency with respect thereto. In particular, careful consideration should be given to cautionary statements made in the various reports the Company has filed with the SEC. The Company undertakes no duty to update or revise these forward-looking statements.

PETROQUEST ENERGY, INC.
Consolidated Balance Sheets
(Amounts in Thousands)

	December 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$15,655	$28,312
Revenue receivable	15,340	10,294
Joint interest billing receivable	6,597	7,632
Other receivable	7,750	—
Derivative asset	1,174	—
Deposit for surety bonds	8,300	—
Other current assets	2,125	2,353
Total current assets	56,941	48,591
Property and equipment:
Oil and gas properties:
Oil and gas properties, full cost method	1,369,861	1,323,333
Unevaluated oil and gas properties	21,854	9,015
Accumulated depreciation, depletion and amortization	(1,285,660)	(1,243,286)
Oil and gas properties, net	106,055	89,062
Other property and equipment	9,353	10,951
Accumulated depreciation of other property and equipment	(8,843)	(10,109)
Total property and equipment	106,565	89,904
Other assets, net of accumulated amortization of $0 and $4,385, respectively	792	6,365
Total assets	$164,298	$144,860
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable to vendors	$36,179	$25,265
Advances from co-owners	1,730	2,330
Oil and gas revenue payable	19,344	22,146
Accrued interest	1,724	2,047
Asset retirement obligation	687	4,160
Derivative liability	731	3,947
10% Senior Unsecured Notes due 2017	—	22,568
Other accrued liabilities	2,445	3,938
Total current liabilities	62,840	86,401
Multi-draw Term Loan	27,963	7,249
10% Senior Secured Notes due 2021	9,821	15,228
10% Senior Secured PIK Notes due 2021	271,577	248,600
Asset retirement obligation	30,623	32,450
Other long-term liabilities	10,409	6,027
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.001 par value; authorized 5,000 shares; issued and outstanding 1,495 shares	1	1
Common stock, $.001 par value; authorized 150,000 shares; issued and outstanding 25,521 and 21,197 shares, respectively	26	21
Paid-in capital	313,244	304,341
Accumulated other comprehensive income (loss)	278	(4,750)
Accumulated deficit	(562,484)	(550,708)
Total stockholders’ equity	(248,935)	(251,095)
Total liabilities and stockholders’ equity	$164,298	$144,860

PETROQUEST ENERGY, INC.
Consolidated Statements of Operations
(Amounts in Thousands, Except Per Share Data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Revenues:
Oil and gas sales	$35,080	$16,429	$108,287	$66,667
Expenses:
Lease operating expenses	10,110	6,610	33,162	28,508
Production taxes	1,312	(255)	3,302	354
Depreciation, depletion and amortization	10,300	5,359	32,053	28,720
Ceiling test write-down	—	—	—	40,304
General and administrative	5,052	4,743	15,860	26,040
Accretion of asset retirement obligation	581	619	2,252	2,515
Interest expense	7,060	7,522	28,836	30,019
	34,415	24,598	115,465	156,460
Other expense	(444)	(205)	(408)	(560)
Income (loss)	221	(8,374)	(7,586)	(90,353)
Income tax expense (benefit)	(675)	—	(949)	543
Net income (loss)	896	(8,374)	(6,637)	(90,896)
Preferred stock dividend	1,285	1,285	5,139	5,349
Net loss available to common stockholders	$(389)	$(9,659)	$(11,776)	$(96,245)
Loss per common share:
Basic
Net loss per share	$(0.02)	$(0.46)	$(0.55)	$(5.24)
Diluted
Net loss per share	$(0.02)	$(0.46)	$(0.55)	$(5.24)
Weighted average number of common shares:
Basic	21,662	21,161	21,330	18,354
Diluted	21,662	21,161	21,330	18,354

PETROQUEST ENERGY, INC.
Consolidated Statements of Cash Flows
(Amounts in Thousands)

	Year Ended
	December 31,
	2017	2016
Cash flows provided by (used in) operating activities:
Net loss	$(6,637)	$(90,896)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Deferred tax expense (benefit)	(949)	543
Depreciation, depletion and amortization	32,053	28,720
Ceiling test writedown	—	40,304
Accretion of asset retirement obligation	2,252	2,515
Share based compensation expense	1,447	1,444
Amortization costs and other	554	2,106
Non-cash PIK interest	22,895	5,722
Payments to settle asset retirement obligations	(3,364)	(3,169)
Costs incurred to issue 2021 Notes and 2021 PIK Notes	—	10,139
Gain on extinguishment of debt	(403)	—
Changes in working capital accounts:
Revenue receivable	(5,046)	(3,818)
Joint interest billing receivable	610	41,400
Accounts payable and accrued liabilities	2,970	(72,760)
Advances from co-owners	(600)	(13,788)
Other	(1,629)	(5,060)
Net cash provided by (used in) operating activities	44,153	(56,598)
Cash flows (used in) provided by investing activities:
Investment in oil and gas properties	(64,613)	(30,366)
Investment in other property and equipment	(54)	(24)
Sale of oil and gas properties	10,707	25,482
Net cash used in investing activities	(53,960)	(4,908)
Cash flows used in financing activities:
Net payments for share based compensation	(26)	11
Deferred financing costs	(174)	(3,156)
Payment of preferred stock dividend	—	(1,285)
Proceeds from borrowings	20,000	10,000
Redemption of 2017 Notes	(22,650)	(53,626)
Costs incurred to issue 2021 Notes and 2021 PIK Notes	—	(10,139)
Net cash used in financing activities	(2,850)	(58,195)
Net decrease in cash and cash equivalents	(12,657)	(119,701)
Cash and cash equivalents, beginning of period	28,312	148,013
Cash and cash equivalents, end of period	$15,655	$28,312
Supplemental disclosure of cash flow information:
Cash paid (received) during the period for:
Interest	$7,432	$33,206
Income taxes	$(94)	$(18)

PETROQUEST ENERGY, INC.
Non-GAAP Disclosure Reconciliation
(Amounts In Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net income (loss)	$896	$(8,374)	$(6,637)	$(90,896)
Reconciling items:
Deferred tax expense (benefit)	(675)	—	(949)	543
Depreciation, depletion and amortization	10,300	5,359	32,053	28,720
Ceiling test write-down	—	—	—	40,304
Accretion of asset retirement obligation	581	619	2,252	2,515
Non-cash share based compensation expense	266	83	1,447	1,444
Costs incurred to issue 2021 Notes and 2021 PIK Notes	—	66	—	10,139
Non-cash PIK interest	5,922	5,722	22,895	5,722
Amortization costs and other	(7)	116	554	2,106
Gain on extinguishment of debt	(403)	—	(403)	—
Discretionary cash flow	16,880	3,591	51,212	597
Changes in working capital accounts	(6,968)	(8,167)	(3,695)	(54,026)
Settlement of asset retirement obligations	(1,087)	(285)	(3,364)	(3,169)
Net cash flow provided by (used in) operating activities	$8,825	$(4,861)	$44,153	$(56,598)

Note:
Management believes that discretionary cash flow is relevant and useful information, which is commonly used by analysts, investors and other interested parties in the oil and gas industry as a financial indicator of an oil and gas company’s ability to generate cash used to internally fund exploration and development activities and to service debt. Discretionary cash flow is not a measure of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as an alternative to net cash flow provided by operating activities. In addition, since discretionary cash flow is not a term defined by GAAP, it might not be comparable to similarly titled measures used by other companies.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 5, 2018
PETROQUEST ENERGY, INC.

/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer and Treasurer